Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of September [•], 2025, is made by and among Ares Acquisition Corporation II, a Cayman Islands exempted company (the “Company”), and the undersigned investor (the “Investor”).

WHEREAS, the Company is a special purpose acquisition company whose Class A ordinary shares (“Ordinary Shares”) are traded on the New York Stock Exchange under the symbol “AACT”;

WHEREAS, on April 14, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) by and among the Company, AAC II Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company and Kodiak Robotics Inc., a Delaware corporation;

WHEREAS, the Company and the Investor are entering into this Agreement in anticipation of the closing of the business combination contemplated by the Business Combination Agreement (the “Business Combination”);

WHEREAS, in connection with and prior to the closing of the Business Combination, subject to the approval of the Company’s shareholders, the Company will transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Companies Act (the “Domestication”) and in connection with such Domestication, (i) the Company will change its name to Kodiak AI, Inc. (“Kodiak”) and (ii) the Ordinary Shares will automatically convert into shares of common stock of Kodiak, par value $0.0001 per shares (the “Common Stock”);

WHEREAS, the Company may enter into one or more non-redemption agreements for Non-Redemption Warrants (as defined below) with substantially similar terms with other investors (such non-redemption agreements, “Other Non-Redemption Agreements”, and such other investors, “Other Investors”);

WHEREAS, the Company’s amended and restated memorandum and articles of association (the “Articles”) provides that a shareholder of the Company may redeem its Ordinary Shares, in connection with the consummation of the Business Combination, on the terms set forth in the Articles (“Redemption Rights”);

WHEREAS, the deadline to for shareholders of the Company to exercise their Redemption Rights was 5:00 p.m., Eastern Time on September 19, 2025 (the “Redemption Deadline”);

WHEREAS, the Investor desires to rescind its previously submitted exercise of Redemption Rights with respect to [•] Ordinary Shares (“Non-Redemption Shares”); and

WHEREAS, all capitalized terms used but not defined in this Agreement shall have the respective meanings specified in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, the parties agree as follows:

1. Non-Redemption Agreement. Subject to the conditions set forth in this Agreement, the Investor irrevocably and unconditionally agrees that it will (i) rescind any previous election for redemption that was submitted prior to the Redemption Deadline with respect to the Non-Redemption Shares and (ii) to the extent necessary, purchase an amount of previously redeemed Ordinary Shares up to the amount of Non-Redemption Shares (the “Redeemed Shares”). If the Investor purchases the Redeemed Shares pursuant to clause (ii), the Investor will confirm to the Company that such prior redemption of the Redeemed Shares has been rescinded prior to 2:00 p.m., Eastern Time on September 23, 2025.

2. Non-Redemption Warrants. Immediately following consummation of the Business Combination and the transactions contemplated by the Business Combination Agreement, the Company shall grant the Investor the number of warrants to purchase the number of shares of Common Stock as set forth on Exhibit A to this Agreement (the “Non-Redemption Warrants”). The Non-Redemption Warrants shall be governed by the terms of the Warrant Certificate the form of which is included as Exhibit B to this Agreement. Such Non-Redemption Warrants shall be issued to the investor in book-entry form through the Company’s transfer agent.

3. Restrictions. From the date of this Agreement until the six months anniversary of the consummation of the Business Combination, the Investor agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will (a) engage in any pledge transactions or “Short Sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to any Non-Redemption Shares, or (b) allow the Non-Redemption Shares held by the Investor to be lent out or rehypothecated.

4. Representations and Warranties. Each of the parties represents and warrants to the other party that: (a) it is a validly existing company, partnership or corporation, in good standing under the laws of the jurisdiction of its formation or incorporation; (b) this Agreement constitutes a valid and legally binding obligation on it in accordance with its terms, subject to laws relating to bankruptcy, insolvency and relief of debtors, and laws governing specific performance, injunctive relief and other equitable remedies; (c) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, and (d) the execution, delivery and performance of this Agreement will not result in a violation of its governing documents, as applicable, or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which it is a party or by which it is bound.

5. Investor Representation and Warranties. The Investor represents and warrants to the Company, that:

(a) As of the date of this Agreement, the Investor beneficially owns the number of shares of Ordinary Shares set forth opposite the Investor’s name on Exhibit A to this Agreement. The Investor will update Exhibit A as of 2:00 p.m., Eastern Time on September 23, 2025.

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(c) The Investor has been advised that the Non-Redemption Warrants (and any shares of Common Stock issuable upon any exercise of the warrants) have not been and will not at the time they are issued be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.

(d) The Investor has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Company or any representatives or agents of the Company, other than as set forth in this Agreement and has such knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time; and

(e) The Investor is acquiring the Non-Redemption Warrants (and any shares of Common Stock issuable upon any exercise of the warrants) for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Notwithstanding the foregoing, such Investor does not agree to hold any of the Non-Redemption Warrants (or any shares of Common Stock issuable upon any exercise of the warrants) for any minimum or other specific term and reserves the right to dispose of the Non-Redemption Warrants (or any shares of Common Stock issuable upon any exercise of the warrants) at any time in accordance with or pursuant to a registration statement under the Securities Act or an exemption from such registration requirements.

(f) The Investor is not acquiring the Non-Redemption Warrants as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

6. Additional Covenants. The Investor covenants and agrees that, except for this Agreement or any proxy or voting instruction granted in favor of approving the transactions contemplated by the Business Combination Agreement, the Investor shall not, at any time while this Agreement remains in effect, (i) enter into any voting agreement or voting trust with respect to the Non-Redemption Shares (or any securities received in exchange for the Non-Redemption Shares) inconsistent with Investor’s obligations pursuant to this Agreement, (ii) grant a proxy, a consent or power of attorney with respect to the Non-Redemption Shares (or any securities received in exchange for the Non-Redemption Shares), (iii) enter into any agreement or take any action that would make any representation or warranty of Investor contained in this Agreement untrue or inaccurate in any material respect or have the effect of preventing or disabling Investor from performing any of its obligations under this Agreement, or (iv) purchase the Non-Redemption Shares at a price higher than the price offered through the Company’s redemption process. The Investor agrees to vote all of its Non-Redemption Shares and any other Ordinary Shares owned by the Investor (other than Redeemed Shares purchased by the Investor pursuant to Section 1(ii) of this Agreement) in favor of approving the transactions contemplated by the Business Combination Agreement.

7. Expenses. Each party shall be responsible for its own fees and expenses related to this Agreement and the transactions contemplated by this Agreement.

8. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the Business Combination Agreement in accordance with its terms, (b) the mutual written consent of the parties, and (c) the grant of the Non-Redemption Warrants to the Investor following the consummation of the Business Combination. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party to this Agreement to any person in respect of this Agreement or the transactions contemplated by this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to clauses (a) and (c) above shall not affect any liability on the part of any party for an intentional breach of this Agreement. Section 7 through and including Section 29 of this Agreement will survive the termination of this Agreement.

9. Trust Account Waiver. The Investor acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. As described in the Company’s prospectus relating to its initial public offering dated April 24, 2023 (the “Prospectus”) available at www.sec.gov, the Investor further acknowledges that: (i) substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placement of its securities; and (ii) substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. In consideration of the Company entering into this Agreement, the receipt and sufficiency of which is acknowledged, the Investor irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account. Investor may not seek recourse against the Trust Account as a result of, or arising out of, this Agreement. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to limit or prohibit: (i) the Investor’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (ii) any claims that the Investor may have following the consummation of the transactions contemplated by this Agreement against the Company’s assets or funds that are not held in the Trust Account; or (iii) the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Ordinary Shares outstanding on the date of this Subscription Agreement or acquired after the date of this Subscription Agreement (other than the Non-Redemption Shares), pursuant to a validly exercised redemption right with respect to any such Ordinary Shares (other than the Non-Redemption Shares), except to the extent that the Investor has otherwise agreed in writing with the Company to not exercise such redemption right with respect to such Ordinary Shares.

10. Public Disclosure. The Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission (the “Current Report”) reporting the material terms of this Agreement but not including the names of the Investor and its affiliates and/or advised funds, unless required by law, no later than one (1) Business Days after the execution of this Agreement. The Company shall not, and shall cause its representatives to not, disclose any material non-public information to the Investor concerning the Company, the Ordinary Shares or the Business Combination, other than the existence of this Agreement, such that the Investor shall not be in possession of any such material non-public information from and after the filing of the Current Report. Company agrees that the name of the Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

11. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies. Each party under this Agreement, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document or any of the transactions contemplated under this Agreement or any related document (“Legal Dispute”) shall be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, but only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Chosen Courts”) Each party under this Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11 is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

12. Waiver of Jury Trial. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

13. Freely Tradable. The Company confirms that (i) the Non-Redemption Shares will be freely tradeable without restrictive legends following the Business Combination; (ii) the Non-Redemption Shares will not require re-registration pursuant to a registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent following the Business Combination; and (iii) the Investor shall not be identified as a statutory underwriter in any registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent.

14. Form W-9 or W-8. The Investor shall, upon or prior to the consummation of the Business Combination, execute and deliver to the Company a completed IRS Form W-9 or Form W-8, as applicable.

15. Withholding. Notwithstanding any other provision of this Agreement, the Company and any of its agents and representatives, as applicable, shall be entitled to deduct and withhold from any amount payable hereunder any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

17. Non-Reliance. The Investor has had the opportunity to consult its own advisors, including financial and tax advisors, regarding this Agreement or the arrangements contemplated under this Agreement and the Investor acknowledges that neither the Company nor any representative, agent or affiliate of the Company has provided or will provide the Investor with any financial, tax or other advice relating to this Agreement or the arrangements contemplated hereunder.

18. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the parties and Kodiak Robotics, Inc. (“Kodiak”) and their respective successors and permitted assigns. Kodiak is entitled to enforce the rights and privileges of the Company under this Agreement. Except as expressly named in this Section 18, this Agreement is not intended, nor shall be construed, to give any person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

19. Assignment. This Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned (including by operation of law) without the prior written consent of the non-assigning party to this Agreement (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Investor may transfer its rights, interests and obligations under this Agreement to one or more investment funds or accounts managed or advised by the Investor (or a related party or affiliate) and to the extent such transferee is not a party to this Agreement, such transferee shall agree to be bound by the terms of this Agreement prior to any such transfer being effectuated.

20. Registration Rights. In connection with the Non-Redemption Warrants, the Investor shall be entitled to the registration rights set forth in the Warrant Certificate the form of which is included as Exhibit B to this Agreement.

21. Lock-Up. For the avoidance of doubt, such Non-Redemption Warrants shall not be subject to any lock-up provision or agreement with the Company.

22. Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware.

23. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties to this Agreement. No such amendment, change, supplement, waiver or other modification by the Company of the provisions of this Agreement shall be effective without the prior written consent of Kodiak (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Agreement).

24. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

25. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Investor, on the one hand, and the Company, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

26. [Reserved].

27. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day), provided the sender receives no bounce-back or similar message indicating non-delivery; in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 27):

If to the Company prior to consummation of the Business Combination:

Ares Acquisition Corporation II

245 Park Avenue, 44th Floor

New York, New York 10167

Attn: Allyson Satin; Anton Feingold; Eric Waxman

and

Ares Management Corporation

1800 Avenue of the Stars

Suite 1400

Los Angeles, CA 90067

Attn: Allyson Satin; Anton Feingold

Email: [***]

 [***]

 [***]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, California 90067

Attn: Philippa Bond, P.C.; Van Whiting

Email: [***]

 [***]

with a copy (which will not constitute notice) to:

Kodiak Robotics, Inc.

1045 Terra Bella Avenue

Mountain View, CA 94043

Attn: Chief Legal Officer

Email: [***]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn: Melissa Rick; Austin March

E-mail: [***]

  [***]

If to the Company after consummation of the Business Combination:

Kodiak AI, Inc.

1045 Terra Bella Avenue

Mountain View, CA 94043

Attn: Chief Legal Officer

Email: [***]

with a copy to:

Wilson Sonsini Goodrich & Rosati Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn: Melissa Rick; Austin March

E-mail: [***]

  [***]

If to the Investor: To the address set forth on Exhibit A.

28. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

29. Entire Agreement. This Agreement and the agreements referenced in this Agreement constitute the entire agreement and understanding of the parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties to the extent that they relate in any way to the subject matter hereof.

30. Most Favored Nation. In the event the Company enters one or more Other Non-Redemption Agreements with any Other Investors before or after the execution of this Agreement with respect to a number of Non-Redemption Shares equal to or less than the number of Non-Redemption Shares committed by the Investor, the Company represents that the terms of such Other Non-Redemption Agreements are not materially more favorable to such Other Investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that any Other Investor who has entered into any Other Non-Redemption Agreement with respect to a number of Non-Redemption Shares equal to or less than the number of Non-Redemption Shares committed by the Investor is afforded any such more favorable terms pursuant to such Other Non-Redemption Agreements than the Investor, the Company shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included in this Agreement, in which case the parties to this Agreement shall promptly amend this Agreement to effect the same.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

Ares Acquisition Corporation II

By:
Name:
Title:

Investor

By:
Name:
Title:

EXHIBIT A

Investor	Non-Redemption Warrants to be issued to the Investor	Number of Ordinary Shares to be Held as Non-Redemption Shares
Name:	[ ] Non-Redemption Warrants	[ ] Class A Ordinary Shares

Address:

SSN/EIN:

☐

If at any time Investor would beneficially own in excess of 9.9% of the Common Stock, Investor elects to be subject to the “Maximum Percentage” set forth in Section 3.3.5 of the Warrant Agreement (as defined in the Warrant Certificate).

Exhibit B

Form of Warrant Certificate

[FACE]

Warrant

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE

EXERCISE PERIOD SET FORTH BELOW

ARES ACQUISITION CORPORATION II

Incorporated Under the Laws of the Cayman Islands

Warrant Certificate

Reference is made to (i) the Non-Redemption Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Non-Redemption Agreement”) dated September [•], 2025 by and between Ares Acquisition Corporation II, a Cayman Islands exempted company (the “Company”) and [•] (the “Investor”) and (ii) the Business Combination Agreement, dated April 14, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Kodiak Robotics, Inc., a Delaware corporation, and the other parties to the Business Combination Agreement. As more fully described in the Business Combination Agreement, prior to the closing of the transactions contemplated by the Business Combination Agreement, the Company will transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Companies Act (the “Domestication”). Following the Domestication, subject to shareholder approval, the Company will be a corporation incorporated under the laws of the State of Delaware and will be renamed “Kodiak AI, Inc.” Notwithstanding anything to the contrary set forth in the Warrant Agreement (as defined below), for purposes of this Warrant Certificate and the Warrants (as defined below) evidenced by this Warrant Certificate, references to “Ordinary Shares” in this Warrant Certificate and the Warrant Agreement shall be deemed to be references to shares of common stock of Kodiak AI, Inc., par value $0.0001 per share.

This Warrant Certificate certifies that the Investor or its registered assigns, is the registered holder of warrants evidenced by this Warrant Certificate (the “Warrants” and each, a “Warrant”) to purchase Ordinary Shares. Each Warrant entitles the holder, upon exercise during the Exercise Period (as defined below), to receive from the Company that number of fully paid and non-assessable Ordinary Shares as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to this Warrant Certificate and the Warrant Agreement, payable in US dollars, by bank wire or certified check (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth in this Warrant Certificate and in the Warrant Agreement. Capitalized terms used but not defined in this Warrant Certificate have the meanings given to them in the Warrant Agreement. In the event of a conflict between this Warrant Certificate and the Warrant Agreement, the provisions of this Warrant Certificate shall prevail.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Notwithstanding anything to the contrary set forth in the Warrant Agreement, for purposes of this Warrant Certificate and the Warrants evidenced by this Warrant Certificate, the initial Warrant Price per Ordinary Share for any Warrant shall equal $12.00 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth below and as set forth in the Warrant Agreement. Notwithstanding the foregoing, for the avoidance of doubt, the provisions of Section 4.3.2 of the Warrant Agreement shall not apply to the Warrants evidenced by this Warrant Certificate. In addition, if on the 46th trading day following the date that is six months after the Closing Date, the VWAP (the “Measurement Price”) is less than the Warrant Price then in effect, then the Warrant Price then in effect shall be reduced to an amount equal to the greater of (i) the Measurement Price and (ii) $8.00. In addition, if on the 46th trading day following the date that is nine months after the Closing Date, the VWAP (the “Second Measurement Price”) is less than the Warrant Price then in effect, then the Warrant Price then in effect shall be reduced to an amount equal to the greater of (i) the Second Measurement Price and (ii) $6.00. In addition, notwithstanding anything to the contrary set forth in this Warrant Certificate or the Warrant Agreement, the adjustments set forth in Section 7(c) of the Certificate of Designation (“Adjustment of Conversion Price upon Issuance of Common Stock”) shall apply to the Warrant Price mutatis mutandis.

Notwithstanding anything to the contrary set forth in the Warrant Agreement, for purposes of this Warrant Certificate and the Warrants evidenced by this Warrant Certificate, the term “Exercise Period” shall mean the period commencing on the date of this Warrant Certificate and terminating at the earliest to occur of: (x) 5:00 p.m., New York City time on the date that is six years after the date on which the Company completes the Business Combination, and (y) the liquidation of the Company. To the extent not exercised by the end of the Exercise Period, the Warrants shall become void. In addition, notwithstanding anything to the contrary set forth in this Warrant Certificate or the Warrant Agreement, the provisions of Sections 6.1, 6.2, and 6.3 of the Warrant Agreement shall not apply to the Warrants evidenced by this Warrant Certificate.

Reference is made to the further provisions of this Warrant Certificate set forth on Annex A to this Warrant Certificate and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

ARES ACQUISITION CORPORATION II

By:
Name:
Title:	Authorized Signatory

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

Annex A

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued pursuant to (i) the Non-Redemption Agreement and (ii) the Warrant Agreement dated as of April 20, 2023 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is incorporated by reference in and made a part of this instrument. The Warrant Agreement contains a description of the rights, limitation of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants.

Warrants may be exercised at any time during the Exercise Period set forth in this Warrant Certificate. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth on Annex B to this Warrant Certificate properly completed and executed, together with payment of the Warrant Price as specified in this Warrant Certificate (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by this Warrant Certificate, there shall be issued to the holder of this Warrant Certificate or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything in this Warrant Certificate or the Warrant Agreement to the contrary, the Registered Holder shall not be entitled to the registration rights set forth in Section 7.4.1 of the Warrant Agreement with respect to the issuance of the Ordinary Shares issuable upon exercise of the Warrants and shall instead be entitled to the registration rights set forth in Section 7 of the form of Subscription Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 15, 2025, mutatis mutandis.

For purposes of the Warrants evidenced by this Warrant Certificate, the obligations and limitations set forth in Section 3.3.2 of the Warrant Agreement shall not apply. Instead, for purposes of the Warrants evidenced by this Warrant Certificate, as soon as practicable after the exercise of any such Warrant and the clearance of the funds in payment of the Warrant Price (as applicable), the Company shall issue to the Registered Holder a book-entry position or certificate, as applicable, for the number of Ordinary Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Ordinary Shares as to which such Warrant shall not have been exercised. If fewer than all the Warrants evidenced this Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depositary, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of this Warrants remaining after such exercise.

Furthermore, notwithstanding anything in this Warrant Certificate or the Warrant Agreement to the contrary, in connection with any exercise of the Warrants evidenced by this Warrant Certificate, the Company will be entitled to choose whether such exercise is made for cash or on a “cashless basis”.

If, upon exercise of a Warrant, the holder of such Warrant would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder of such Warrant Certificate in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) of this Warrant Certificate as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing on this Warrant Certificate made by anyone), for the purpose of any exercise of this Warrant Certificate, of any distribution to the holder(s) of this Warrant Certificate, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder of this Warrant Certificate to any rights of a shareholder of the Company.

In addition to the terms defined elsewhere in this Warrant Certificate, the following terms have the meanings set forth below:

•

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of 9.99% Series A Cumulative Convertible Preferred Stock in the form filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 15, 2025.

•	“Closing Date” has the meaning given to it in the Certificate of Designation.

•	“VWAP” has the meaning given to it in the Certificate of Designation.

Annex B

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Ordinary Shares and tenders payment for such Ordinary Shares to the order of Ares Acquisition Corporation II (the “Company”) in the amount of $    in accordance with the terms of this Election to Purchase. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of      whose address is      and that such Ordinary Shares be delivered to      whose address is      . If said number of shares is less than all of the Ordinary Shares purchasable pursuant to the Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of     , whose address is      and that such Warrant Certificate be delivered to    , whose address is      .

If the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant Section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder of this Warrant Certificate shall complete the following: The undersigned irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable pursuant to this Warrant Certificate (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of     , whose address is and that such Warrant Certificate be delivered to     , whose address is     .

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Date:

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).